Exhibit 99.1

Newbridge Acquisition Limited
Announces entering into the Business Combination Agreement with
Startech Group Inc.

DELAWARE, U.S., August 3, 2026 – Newbridge Acquisition Limited (Nasdaq: NBRGU) (the “Company”) today announced the execution of the business combination agreement (the “Business Combination Agreement”) with Startech Group Inc., an emerging life sciences technology company focused on developing products such as functional water and AI-powered healthcare technologies to enhance human longevity (“Startech”).

Pursuant to the Business Combination Agreement, at least one business day prior to the closing date of the business combination, the Company will continue out of the British Virgin Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation by way of continuation (the Company after such domestication, the “Domesticated Company”), Newbridge Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and wholly owned subsidiary of the Company, will be merged with and into Startech, resulting in Startech being a wholly owned subsidiary of the Domesticated Company (the “Business Combination” and the transactions in connection with the Business Combination collectively, the “Transaction”). Upon the closing of the Transaction, the parties plan to remain Nasdaq-listed under a new ticker symbol.

Startech Overview

Startech is a U.S.-based Al technology company with fintech-enablement capabilities, operating through two complementary business segments: aquaporin functional water (“AQP Water”) and the StarOS platform, an agent operating system designed for the Al era (“StarOS”). The AQP Water segment is focused on the Company’s functional-water business and is expected to generate contractual per-bottle technology and settlement service revenue linked to product sales and digital product management. The StarOS segment represents the Company’s Al platform business and is intended to generate revenue from AI-enabled software and platform services. Together, these business segments are intended to combine consumer-product-related revenue opportunities with potentially scalable AI software and platform-based revenue opportunities.

Key Transaction Terms

Under the terms of the Business Combination Agreement, Merger Sub, the Company’s wholly owned subsidiary, will be merged with and into Startech, resulting in Startech being a wholly owned subsidiary of the Domesticated Company. At the effective time of the Transaction, Startech’s stockholders and management will receive 100,000,000 common stock of the Domesticated Company. The shares held by certain Startech’s stockholders will be subject to lock-up agreements for a period of six months following the closing of the Transaction, subject to certain exceptions.

The Transaction, which has been unanimously approved by the boards of directors of both the Company and Startech, is subject to regulatory approvals, the approvals by the shareholders of the Company and Startech, respectively, and the satisfaction of certain other customary closing conditions, including, among others, a registration statement, of which the proxy statement/prospectus forms a part, being declared effective by the U.S. Securities and Exchange Commission (the “SEC”), and the approval by Nasdaq of the listing application of the combined company.

The description of the Business Combination contained herein is only a summary and is qualified in its entirety by reference to the Business Combination Agreement. A more detailed description of the Transaction and a copy of the Business Combination Agreement will be included in a Current Report on Form 8-K to be filed by the Company with the SEC and will be available on the SEC’s website at www.sec.gov.

Advisors

Loeb & Loeb LLP and Forbes Hare serve as legal counsel to the Company. Torres & Zheng Law, P.C. serves as legal counsel to Startech.

About Newbridge Acquisition Limited

Newbridge Acquisition Limited is a blank check company incorporated as a British Virgin Islands business company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region.

About Startech Group Inc.

Startech Group Inc. is a Delaware corporation focused on fintech and AI technology infrastructure. Startech’s initial business initiatives include the development of functional water products and AI-powered healthcare technologies designed to improve human health and longevity.

Participants in the Solicitation

Startech, the Company, and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of the Company ordinary shares in respect of the proposed Transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s ordinary shares is currently set forth in the Company’s prospectus related to its initial public offering dated January 29, 2026, as modified or supplemented by any Form 10-K, Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation will be included in a registration statement on Form S-4 (as may be amended from time to time) that will include a proxy statement and a registration statement/preliminary prospectus (the “Registration Statement”) pertaining to the proposed Transaction when it becomes available. These documents can be obtained free of charge from the sources indicated below.

No Offer or Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Transaction and does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Important Information about the Proposed Business Combination and Where to Find It

In connection with the Transaction, the Company will file relevant materials with the SEC, including the Registration Statement. Promptly after the Registration Statement is declared effective, the proxy statement/prospectus will be sent to all shareholders entitled to vote at the special meeting relating to the Transaction. Before making any voting decision, securities holders of the Company are urged to read the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the Transaction as they become available because they will contain important information about the Transaction and the parties to the Transaction.

Shareholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, and other documents filed or that will be filed with the SEC through the website maintained by the SEC at www.sec.gov, or by directing a request to the contacts mentioned below.

Yongsheng Liu

winstonca@163.com

Newbridge Acquisition Limited

Unit B 17/F, Success Commercial Building,

245-25, Hennessy Road, Wanchai, Hong Kong Telephone: +44 207 297 3592

Jack Yeung

jack.yeung@starcoininc.us

Startech Group Inc.

7700 Windrose

Plano, Texas 75024

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s and Startech’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s and Startech’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside the control of the Company or Startech and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement relating to the proposed Business Combination; (2) the outcome of any legal proceedings that may be instituted against the Company or Startech following the announcement of the Business Combination Agreement and the transactions contemplated therein; (3) the inability to complete the Business Combination, including due to failure to obtain approval of the shareholders of the Company or other conditions to closing in the Business Combination Agreement; (4) delays in obtaining or the inability to obtain necessary regulatory approvals required to complete the transactions contemplated by the Business Combination Agreement; (5) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement or could otherwise cause the transaction to fail to close; (6) the inability to obtain or maintain the listing of the post-acquisition company’s ordinary shares on Nasdaq following the Business Combination; (7) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (8) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that Startech or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties to be identified in the Registration Statement filed by the Company (when available) relating to the Business Combination, including those under “Risk Factors” therein, and in other filings with the SEC made by the Company and Startech. The Company and Startech caution that the foregoing list of factors is not exclusive. The Company and Startech caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither the Company nor Startech undertakes or accepts any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law. The information contained in any website referenced herein is not, and shall not be deemed to be, part of or incorporated into this press release.

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